UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

CESCA THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2015, Cesca Therapeutics Inc. (the "Company") received notice from the Listing Qualifications Department of The NASDAQ Stock Market indicating that the Company does not comply with Nasdaq Listing Rule 5250(c)(1) because the Company has not yet filed its Form 10-Q for the period ended March 31, 2015 with the Securities and Exchange Commission.  As previously disclosed, on February 25, 2015, the Company received notice indicating the Company was not in compliance with continued listing because it had not timely filed its Form 10-Q for the quarterly period ended December 31, 2014.

In the February 25, 2015 notice, Nasdaq stated that the Company had until April 27, 2015 to submit a plan to regain compliance.  That plan was timely submitted by the Company, and the Nasdaq Staff has since granted the Company until June 30, 2015 to regain compliance.  Pursuant to the May 21, 2015 notice, the Company has until June 5, 2015 to submit an update to its original plan to regain compliance with respect to the filing requirement.

The Company issued a press release on May 28, 2015, disclosing receipt of the notice letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated May 28, 2015, titled "Cesca Therapeutics Receives Further Notice of Non-Compliance with Nasdaq Listing Rule".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: May 28, 2015                                                                                                  /s/ Michael R. Bruch
Michael R. Bruch,
Chief Financial Officer